Exhibit 24.2

Chase Auto Receivables LLC

900 Stewart Avenue

Garden City, New York 11530

May 1, 2014

I, Christine N. Bannerman, am a Vice President and Assistant Secretary of Chase Auto Receivables LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on November 30, 2012, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Christine N. Bannerman
Name: Christine N. Bannerman
Title: Vice President and Assistant Secretary

I, Colleen A. Meade, as Executive Director and Secretary of the Company, certify that Christine N. Bannerman is the duly elected and qualified Vice President and Assistant Secretary of the Company and that the signature above is her signature.

EXECUTED as of May 1, 2014

/s/ Colleen A. Meade
Name: Colleen A. Meade
Title: Executive Director and Secretary

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RESOLVED, that each of the President, the Senior Vice President, the Secretary, the Treasurer, any Assistant Treasurer or any Assistant Secretary of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Authorized Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by motor vehicle retail installment sales contracts and/or direct loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form S-3, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.

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